Exhibit 99.1

FOR IMMEDIATE RELEASE

MultiSensor AI Announces Waiver of Earnout Share Issuance and Release of Lock-Up Restrictions

Houston, Texas, March 7, 2024 – MultiSensor AI Holdings, Inc. (Nasdaq: MSAI), a leader in the emerging AI-driven predictive maintenance space, today announced that it had entered into an agreement (the “Earnout Waiver Agreement”) to terminate a provision of its Business Combination Agreement (the “Earnout Provision”) with SportsMap Tech Acquisition Corp., dated December 5, 2022. The Earnout Provision would have required the Company to issue of up to 2,400,000 shares of the Company’s common stock to certain former stakeholders of Infrared Cameras Holdings, Inc., the target operating company that was party to the business combination. The Earnout Provision was contingent on the future achievement of certain triggering events. The Earnout Waiver Agreement, cancelling the Earnout Provision, is effective as of March 7, 2024.

Additionally, the Company today announced that it has agreed to waive the lock-up restriction (the “Lock-Up Waiver”) with respect to 2,123,746 shares of the Company’s common stock which are currently subject to lock-up and held by investors who are unaffiliated with the Company. The Lock-Up Waiver is expected to aid the Company’s ability to meet the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). There are no changes to the lock-up restrictions for shareholders who are affiliates of the Company.

For further information regarding the Earnout Waiver Agreement, the Lock-Up Waiver and the status of the Company’s listing with Nasdaq see the Current Report on Form 8-K filed by the Company today.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or their negatives or variations of these words, or similar expressions. All statements contained in this Current Report that do not strictly relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s ability to satisfy the listing criteria of Nasdaq. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so; the risk that we may never achieve or sustain profitability; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we experience difficulties in managing our expected growth and expanding operations; the risk that third party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk that we are unable to secure or protect our intellectual property; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties discussed under the “Risk Factors” section of the Company’s prospectus in the registration statement on Form S-1/A filed with the Securities and Exchange Commission on December 19, 2023, and the Company’s other periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made in this Current Report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

About the MultiSensor AI Name

MultiSensor AI made the strategic decision in early 2021 to transform from only selling its world-class industrial thermal sensors to developing and selling a full-stack, AI-driven predictive maintenance solution. Over the following several quarters, the company invested heavily in creating its SmartIR cloud-based platform. Co-developed with its launch customers, this platform is distinguished by its analytical power and ease of use and was designed to incorporate multiple sensor modalities and AI insights into a “single pane of glass.”

Launched in mid-2023, SmartIR is rapidly revolutionizing predictive maintenance in its four core industry verticals. Having grown far beyond its thermal-device roots, the name change to MultiSensor AI reflects exactly what the company does: generate AI insights into predictive maintenance, based on data gathered from a range of sensor modalities.

About MultiSensor AI (MSAI)

MultiSensor AI’s SmartIR is an AWS-powered software platform that leverages MSAI-built thermal imaging, acoustic imaging, and vibration sensing devices for condition-based monitoring of critical mechanical and electrical assets and manufactured outputs. MSAI’s solutions are deployed by organizations to protect critical assets across a wide range of industries including distribution & logistics, manufacturing, utilities, and oil & gas. MSAI’s sensing solutions are built around high-resolution thermal imaging along with visible, acoustic, vibration and laser spectroscopy imagers and sensors. This full-stack solution measures heat, sound, and gas in the surrounding environment, helping companies gain insight to efficiently manage their most important assets and infrastructure. MSAI designs and manufactures digital thermal sensing solution platforms with edge and cloud-based software.

For more information, please visit https://multisensorai.com/.

Contact:
Andrew Klobucar
Director of Marketing
MultiSensor AI
Phone: +1 (612) 770 7416
andrew.klobucar@multisensorai.com
www.multisensorai.com